UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 1, 2017, an independent inspector of elections appointed by SITO Mobile, Ltd. (the “Company” or the “Issuer”) certified certain written consents (the “Written Consents”) representing more than 57% of the Company’s outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), that were delivered to the Company on May 23, 2017, pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). Upon such certification, each of the following shareholder proposals (the “Enacted Proposals”) became effective:

1.	The purported amendment and restatement on March 23, 2017 by the Company’s Board of Directors (the “Board”) of the Bylaws of the Company (as so amended or restated, the “March Amended Bylaws”) was repealed and such March Amended Bylaws were replaced with the Bylaws attached hereto as Exhibit 3.2 (the “New Bylaws”);

2.	The size of the Board was set at six (6) directors;

3.	Each of Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty (the “Former Directors”) was removed from the Board; and

4.	Each of Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala (the “Incoming Directors”) was elected to serve as a director of the Issuer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Removal of Former Directors

As a result of the Enacted Proposals, each of the Former Directors – Betsy J. Bernard, Joseph A. Beatty, Lowell W. Robinson, Richard J. O’Connell, Jr., and Jonathan E. Sandelman – was removed from the Board, effective June 1, 2017.

Appointment of Incoming Directors

As a result of the Enacted Proposals, each of the Incoming Directors – Michael Durden, Itzhak Fisher, Thomas J. Pallack, Matthew Stecker and Thomas Thekkethala – was elected as a member of the Board, effective June 1, 2017. In addition, Mr. Brent Rosenthal, who served as a member of the Board prior to the effectiveness of the Enacted Proposals and was not removed as a director of the Company, will continue to serve as a member of the Board.

The Company expects to announce committee appointments for each of the Incoming Directors in the coming days. To the extent that any information called for by Item 5.02(c)(3) is not determined or is unavailable, the Company will provide such information, if required, in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

None of the Incoming Directors has reportable transactions under Item 404(a) of Regulation S-K. There are no understandings or arrangements between any of the Incoming Directors and any other persons pursuant to which any of them were appointed as a member of the Board. There are no family relationships between any of the Incoming Directors and any other director or any executive officer of the Company. Each of the Incoming Directors except Mr. Pallack, who will serve as the Company’s Interim Chief Executive Officer, qualifies as an independent director under the requirements of NASDAQ.

The newly-constituted Board expects to determine compensation of non-employee directors in the near future.

Biographical information for each of the Incoming Directors is included on Exhibit 99.1 hereto and incorporated herein by reference.

Removal of Executive Officers

On June 1, 2017, immediately following the effectiveness of the Enacted Proposals, the Board removed Richard O’Connell, Jr. as Interim Chief Executive Officer and Secretary of the Company, and Lawrence Firestone as Interim Chief Financial Officer of the Company.

Appointment of Interim Chief Executive Officer and Interim Chief Financial Officer

On June 1, 2017, immediately following the effectiveness of the Enacted Proposals, the Board appointed Thomas J. Pallack as the Interim Chief Executive Officer of the Company and Mark Del Priore as Interim Chief Financial Officer and Secretary of the Company.

As of the date hereof, there are no material plans, contracts or arrangements relating to the compensation of Mr. Pallack or Mr. Del Priore as officers of the Company. There is no arrangement or understanding between Mr. Pallack or Mr. Del Priore and any other person pursuant to which either of them was selected as an officer of the Company. There are no family relationships between Mr. Pallack or Mr. Del Priore and any director or executive officer of the Company, and neither Mr. Pallack nor Mr. Del Priore is party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Biographical information for each of Messrs. Pallack and Del Priore is included on Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Enacted Proposals, the Company’s Bylaws have been amended and restated effective June 1, 2017. A summary of the material changes to the March Amended Bylaws, as now reflected in the New Bylaws, is set forth below:

•	The New Bylaws remove certain procedural matters relating to the requirements for any business to be brought before an annual meeting of stockholders, including, but not limited to, the prerequisites for a stockholder to bring any proposal at an annual meeting of stockholders;

•	The New Bylaws remove certain provisions related to the advance notice of stockholder proposals required to be submitted to the Company in connection with business intended to be brought at an annual meeting of stockholders;

•	The New Bylaws remove certain procedural matters relating to the requirements for any director nominations to be brought before a stockholders’ meeting, including, but not limited to, the prerequisites for a stockholder to bring a proposed director nomination at a stockholders’ meeting;

•	The New Bylaws remove certain provisions related to the advance notice of proposed director nominations;

•	The New Bylaws limit the flexibility and discretion to the chairman of a meeting of the Company’s stockholders to set rules for the conduct of any such meeting;

•	The New Bylaws remove certain procedural provisions with respect to stockholders’ meetings including, but not limited to, the organization and conduct of the meeting, meeting protocol, the retention of inspectors of election for such meetings, proxies for such meetings, the appointment of a presiding officer for such meetings and the appointment of a secretary for such meetings;

•	The New Bylaws remove certain provisions that specified that for business to be properly brought before a special meeting of stockholders, it must be (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board (or any duly authorized committee thereof), otherwise properly brought before the special meeting by or at the direction of the Board (or any duly authorized committee of the Board) or the Chairman of the Board (if any), or (iii) with respect to the election of directors, provided that the Board has called a special meeting of stockholders for the purpose of electing one or more directors to the Board, by any stockholder of the Company who complied in all respects with the requirements of the advance notice provisions of the New Bylaws;

•	The New Bylaws remove certain procedures for actions taken by stockholders by written consent, including procedures for stockholders to request that the Board set a record date for determining stockholders entitled to take action by written consent;

•	The New Bylaws remove certain procedures that require that any stockholder-proposed bylaw amendments must be specifically identified in a notice of stockholder meetings provided in the notice of the stockholders’ meeting, along with the text of any such proposed amendment and/or any resolution calling for any such amendment;

•	The New Bylaws remove certain provisions relating to electronic transmissions and communications, including permitting the participation by directors and stockholders in meetings by means of remote communications;

•	The New Bylaws remove the express ability of the Board to postpone or cancel any previously scheduled annual or special meeting of the stockholders by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders;

•	The New Bylaws remove the revised section of the March Amended Bylaws regarding the indemnification that the Corporation provides to its directors, officers and other agents that clarified the type of proceedings that are indemnified, the expenses that are reimbursable, the persons who are indemnifiable, the capacity that the person needs to be acting in to be indemnified and the process that needs to be followed in determining whether indemnification is proper in a particular circumstance. Additional provisions were removed that were meant to expressly avoid duplicate payments to indemnified persons, provide that the Company shall be subrogated to all rights of recovery of any person entitled to indemnification and provide that the conduct of one indemnified person would not be imputed to another;

•	The New Bylaws modify the section of the March Amended Bylaws that provides that the number of directors of the Company shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, and includes a provision that states that the number of directors may be fixed from time to time by action of the stockholders or of the directors, or, if the number of directors is not fixed, to provide that the number shall be one (1);

•	The New Bylaws added a provision that permits any vacancy in the Board in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors to be filled by a vote of the holders of a majority of the shares of each class or series of voting stock, present in person or by proxy, or acting by written consent in lieu of a meeting, then entitled to vote at an election of directors.

The foregoing summary of the New Bylaws is qualified in its entirety by reference to the New Bylaws, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2017, an independent inspector of elections appointed by the Company certified the Written Consents, representing more than 57% of the Company’s outstanding shares of Common Stock, that were delivered to the Company on May 23, 2017, pursuant to and in accordance with Section 228 of the DGCL. Upon such certification, each of the Enacted Proposals became effective, as discussed below.

Brokers did not have discretionary authority with respect to voting on any of the Enacted Proposals and, as a result, there could be no broker non-votes.

•	Proposal 1: Repeal the March Amended Bylaws to return the Bylaws to the form in effect immediately prior to such amendment and restatement other than to include a provision that permits any vacancy on the Board occurring between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, resulting from the removal of one or more directors, for cause or without cause, or from newly created directorships, to be filled by the vote of the holders of a majority of the shares of each class or series of voting stock, present in person or by proxy, or acting by written consent in lieu of a meeting, then entitled to vote at an election of directors.

Consent	Withhold Consent	Abstain
11,963,654	13,806	21,018

•	Proposal 2: Set the size of the Board at six (6) directors notwithstanding any additions or subtractions of directors to or from the Board between April 12, 2017 and the effectiveness of the adoption of the Enacted Proposals.

Consent	Withhold Consent	Abstain
11,963,679	13,806	20,993

•	Proposal 3: Remove the following members of the Board: Betsy Bernard, Richard O’Connell, Jonathan E. Sandelman, Lowell W. Robinson and Joseph Beatty.

Consent	Withhold Consent	Abstain
11,963,654	13,806	21,018

•	Proposal 4: Elect the following directors to fill the vacancies on the Board resulting from the removal of the Former Directors pursuant to Proposal 3, each to serve, if elected, until the Company’s annual meeting of stockholders in 2018.

	Consent	Withhold Consent

Michael Durden	11,964,247	34,231

Itzhak Fisher	11,963,759	34,719

Thomas J. Pallack	11,963,759	34,719

Matthew Stecker	11,963,759	34,719

Thomas Thekkethala	11,963,759	34,719

Item 8.01	Other Events.

Postponement of Annual Meeting of Stockholders

On June 5, 2017, the Company announced that, in light of the election of directors resulting from the Enacted Proposals, the 2017 Annual Meeting of Stockholders previously scheduled to take place on June 27, 2017 has been postponed until a date in 2018 to be established by the Board.

Delivery of Stockholder Notice Pursuant to Section 228(e) of the DGCL

On June 5, 2017, the Company transmitted a copy of a notice pursuant to Section 228(e) of the DGCL to all stockholders of record (the “Stockholder Notice”). A copy of the Stockholder Notice is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

3.2	Amended and Restated Bylaws of SITO Mobile, Ltd.

99.1	Biographical Information for Incoming Directors and New Executive Officers

99.2	Notice to Stockholders of SITO Mobile, Ltd. dated June 5, 2017

99.3	Press Release dated June 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: June 5, 2017	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Interim Chief Executive Officer

Exhibit Index

Exhibit Number

3.2	Amended and Restated Bylaws of SITO Mobile, Ltd.

99.1	Biographical Information for Incoming Directors and New Executive Officers

99.2	Notice to Stockholders of SITO Mobile, Ltd. dated June 5, 2017

99.3	Press Release dated June 5, 2017